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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                                     STATE OR OTHER
                         SUBSIDIARY                           JURISDICTION OF INCORPORATION
                         ----------                           -----------------------------
Arris Protease, Inc. .......................................  Delaware
Sequana Therapeutics, Inc. .................................  California
(dba AxyS Pharmaceuticals, Inc.)
Arris Pharmaceuticals Canada, Inc. .........................  Quebec
NemaPharm, Inc. ............................................  Massachusetts
(dba AxyS Pharmaceuticals, Inc.)